BCS/CD-510 (Rev. 04/16)

MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name		
Address		
City	State	ZIP Code

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

EFFECTIVE DATE:

RESTATED ARTICLES OF INCORPORATION

For use by Domestic Profit Corporations
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1. The present name of the corporation is:
MBS Group, Inc.

2. The identification number assigned by the Bureau is: 214799

3. All former names of the corporation are:
Turek Group, Inc.

4. The date of filing the original Articles of Incorporation was: 11/13/1979

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is:

MBS Group, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed are:

To undertake and carry on any business, investment, transaction, venture, or enterprise that may be lawfully undertaken or carried on by a corporation

ARTICLE III

The total authorized shares:

Common Shares 50,000 Preferred shares 0

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

N/A

ARTICLE IV

1. The name of the resident agent: THE CORPORATION COMPANY

2. The address of the registered office is:

30600 TELEGRAPH ROAD (Street Address) BINGHAM FARMS (City), Michigan 48025 (ZIP Code)

3. The mailing address of the registered office, if different than above:

N/A (Street Address or P.O. Box) (City), Michigan (ZIP Code)

ARTICLE VII (Additional provisions, if any, may be inserted here; attach additional pages if needed.)

See attached.

6. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

a. ☐ These Restated Articles of Incorporation were duly adopted on the __________ day of __________, __________ in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

Signed this __________ day of __________, __________

____________________ ____________________

____________________ ____________________

(Signatures of Incorporators; Type or Print Name Under Each Signature)

b. ☒ These Restated Articles of Incorporation were duly adopted on the 16th day of March, 2011, in accordance with the provisions of Section 642 of the Act: (check one of the following)

☐ by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

☐ by the shareholders at a meeting in accordance with section 611(3) of the Act.

☐ were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☒ were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.

Signed this 16th day of March, 2011

By [signature]

Clare Aggasbe

[illegible]

No director shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability thereof is not permitted under the Business Corporation Act of Michigan as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

The corporation shall, to the fullest extent permitted by Business Corporation Act of Michigan, indemnify its officers and members of the board of directors and may, if authorized by the board of directors, indemnify its employees and agents and any and all persons whom it shall have the power to indemnify against any and all expenses, liabilities or other matters (including expenses incurred in prosecuting and indemnification actions).